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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APAC CUSTOMER SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Notice of Annual Meeting of Shareholders
June 6, 2003

To the Shareholders of APAC Customer Services, Inc.:

        The Annual Meeting of Shareholders of APAC Customer Services, Inc. will be held at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, June 6, 2003, at 10:00 a.m. Central Daylight Time for the following purposes:

  1.
  To elect five directors.

  2.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 7, 2003, are entitled to notice of, and to vote at, the Annual Meeting.

        Even if you plan to attend the meeting in person, please read these proxy materials and date, sign and mail the enclosed proxy in the envelope provided, which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated.

By Order of the Board of Directors

Linda R. Witte Secretary

April 24, 2003

APAC Customer Services, Inc.
Six Parkway North
Deerfield, Illinois 60015
(847) 374-4980

Proxy Statement

Annual Meeting of Shareholders to be Held June 6, 2003

        This Proxy Statement and the accompanying proxy card are being mailed to shareholders of APAC Customer Services, Inc. (the "Company") on or about April 24, 2003, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on June 6, 2003. The purpose of the Annual Meeting is to consider and act upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        Each shareholder is entitled to one vote for each Common Share held as of the record date. A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. As of the close of business on April 7, 2003, the record date for determining shareholders entitled to vote at the Annual Meeting, 49,695,699 Common Shares were outstanding.

        If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the indicated direction. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by voting in person at the Annual Meeting. Shareholders whose Common Shares are held in the name of a bank, broker or other holder of record will receive voting instructions from the holder of record.

        The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required for the election of directors and for any other proposal submitted to a vote. Shares represented by proxies which are marked "withhold" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes will be tabulated by representatives of LaSalle Bank National Association, the Company's transfer agent and inspector of elections for the Annual Meeting. Expenses incurred in the solicitation of proxies will be borne by the Company.

COMMON SHARES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2003, regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and nominee, (iii) each Named Executive Officer (as defined on page 6), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Shares listed below, based on information provided by such owners, have sole investment and voting power with respect to such Common Shares. Unless otherwise indicated, the address of each of the shareholders named below is the Company's principal executive office.

	Common Shares Beneficially Owned
Name
	Number	Percent(1)
Theodore G. Schwartz(2)	19,719,218	37.7
Calm Waters Partnership(3)	3,425,400	6.6
Trust Four Hundred Thirty U/A/D 4/2/94 ("Trust 430")(4)	2,615,000	5.0
Trust Seven Hundred Thirty U/A/D 4/2/94 ("Trust 730")(4)	2,615,000	5.0
Rutabaga Capital Management(5)	2,596,450	5.0
Robert F. Bernard(6)	10,995	*
Thomas M. Collins(6)(7)	98,992	*
John W. Gerdelman(6)	9,662	*
Paul G. Yovovich(6)	247,825	*
Daniel S. Hicks(6)	122,000	*
David J. LaBonte(6)	121,491	*
Marc T. Tanenberg(6)	54,000	*
Linda R. Witte(6)	56,750	*
Peter M. Leger	0	0
John L. Gray	0	0
All directors and executive officers as a group (15 persons)(6)	20,562,197	39.3

*
less than 1%

(1)
Percentage of beneficial ownership is based on 52,335,996 Common Shares, which includes 49,695,699 Common Shares outstanding as of March 31, 2003, plus 2,640,297 Common Shares subject to options exercisable as of March 31, 2003, or within 60 days thereafter.

(2)
Includes 19,716,000 Common Shares held in a trust of which Mr. Schwartz is trustee and has voting power and investment control and 3,218 Common Shares held by Mr. Schwartz' spouse, as to which Mr. Schwartz disclaims beneficial ownership.

(3)
Based solely upon information provided in the Schedule 13G dated February 12, 2003. Calm Waters Partnership and Richard S. Strong, General Partner, share voting power and investment control for all Common Shares held and each disclaims beneficial ownership thereof. Their address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(4)
Robert H. Wicklein, John J. Abens and Scott Mordell serve as general trustees of Trust 430 and Trust 730. All decisions regarding the voting and disposition of shares held by Trust 430 and Trust 730 must be made by a majority of the general trustees. M. Christine Schwartz, who is married to Mr. Schwartz, serves as a special trustee of the Trusts and has limited powers to designate successors to the general trustees at the conclusion of their terms, but has no responsibilities or powers regarding the voting or disposition of the shares owned by the Trusts and accordingly disclaims beneficial ownership of such shares. The address of the trusts is c/o TCS Group, L.L.C., 650 Dundee Road, Suite 450, Northbrook, Illinois 60062.

(5)
Based solely upon information provided in the Schedule 13G dated February 20, 2003. Rutabaga Capital Management has sole voting power over 1,671,600 Common Shares, shared voting power over 978,850 Common Shares and sole investment control over all 2,596,450 Common Shares. Its address is 64 Broad Street, Boston, Massachusetts 02109.

(6)
Includes Common Shares which may be acquired pursuant to options exercisable as of March 31, 2003, or within 60 days thereafter as follows: Mr. Bernard (10,995 shares); Mr. Collins (92,992 shares); Mr. Gerdelman (9,662 shares); Mr. Yovovich (222,825 shares); Mr. Hicks (122,000 shares); Mr. LaBonte (121,491 shares); Mr. Tanenberg (54,000 shares); Ms. Witte (56,750 shares); and all directors and executive officers as a group (795,090 shares). Messrs. Leger and Gray resigned from the Company in 2001.

(7)
Includes 3,000 Common Shares held in a trust for the benefit of Mr. Collins' family, of which Mr. Collins is Co-Trustee and shares voting and investment control.

ELECTION OF DIRECTORS

        At the Annual Meeting, five directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Shareholders. It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, each of whom is currently a member of the Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The Board of Directors recommends a vote FOR the election of each of the following nominees.

Nominees for Election

Name	Age	Position
Robert F. Bernard	41	Robert F. Bernard became a director of the Company in August 2000. He is the Founder and Chief Executive Officer of Form + Function Consulting, Inc., a provider of enterprise commerce solutions for the mid-market. For the three years prior to March 2001, Mr. Bernard was Chairman and Chief Executive Officer of marchFIRST, Inc., which filed for protection under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2001, and subsequently converted to a Chapter 7 liquidation. Mr. Bernard is the Chairman of the Educational Subcommittee for the Chicago Mayor's Council of Technology Advisors. He serves on the boards of directors of the Marklund Children's Home and Form & Function Capital.

Thomas M. Collins	75
		Thomas M. Collins became a director of the Company in August 1995. He is Of Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, of which Mr. Collins served as Chairman for more than five years and where he has practiced for more than 50 years. Mr. Collins served on the board of directors of Life Investors, Inc., a financial services holding company, for over 20 years, serving as its Chairman from 1980 to 1988. Mr. Collins serves on the board of directors of McLeod USA Incorporated, a telecommunications company.
John W. Gerdelman	50
		John W. Gerdelman became a director of the Company in April 2001. He is President and Chief Executive Officer of Metromedia Fiber Network, Inc., a provider of digital communications infrastructure solutions ("MFN"). Mr. Gerdelman joined MFN on April 4, 2002, to guide the company through a restructuring. On May 20, 2002, MFN filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Until April 2002, Mr. Gerdelman was Managing Partner of mortonsgroup LLC, an information technology and telecommunications venture group. Until December 1999, Mr. Gerdelman was President and Chief Executive Officer of USA.NET. Previously, Mr. Gerdelman served as President of the network and information technology division of MCI Telecommunications Corporation. Mr. Gerdelman serves on the boards of directors of Sycamore Networks, McData Corporation, Terabeam Corporation, Intelliden Corporation and U.S. Inspect.
Theodore G. Schwartz	49
		Theodore G. Schwartz is Chairman and Chief Executive Officer of the Company. Mr. Schwartz is the Founder of the Company and has served as the Company's Chairman since its formation in May 1973. He served as the Company's Chief Executive Officer until January 2000, and returned to that position in May 2001.
Paul G. Yovovich	49
		Paul G. Yovovich, who became a director of the Company in July 1996, is President of Lake Capital, a private investment firm. From June 1993 to May 1996, Mr. Yovovich was President of Advance Ross Corporation, a provider of international transaction services. Mr. Yovovich serves on the boards of directors of 3Com Corporation and several private companies.

Meetings of the Board of Directors

        The Board of Directors met six times during 2002. All Directors attended over 80% of such meetings and meetings of Board committees on which they served in 2002.

Board Committees

        The Board of Directors has established three standing committees and has adopted written charters for each committee: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        The Audit Committee, which consists of Messrs. Collins, Gerdelman and Yovovich, appoints the Company's independent auditors and reviews (i) the proposed scope of the annual audit, (ii) the adequacy and effectiveness of accounting and financial controls, and (iii) the annual and quarterly financial statements with management and the independent auditors. The Audit Committee met six times in 2002 and once took action by written consent. All members of the Audit Committee are independent directors as defined in the existing and proposed listing standard rules of the National Association of Securities Dealers, Inc.

        The Compensation Committee, which consists of Messrs. Collins, Gerdelman and Yovovich, approves senior management compensation and oversees the Company's equity compensation plans. The Compensation Committee is also responsible for annually evaluating the performance of the Chairman and Chief Executive Officer. The Compensation Committee met six times in 2002 and periodically took action by written consent.

        The Nominating and Corporate Governance Committee which consists of Messrs. Collins, Gerdelman and Yovovich, was established in December 2002 and held its first meeting in February 2003. The Nominating and Corporate Governance Committee identifies qualified individuals to serve as potential board members, reviews and makes recommendations on compensation and composition of the board and its committees and develops and implements the Company's corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

        During 2002, no Company executive officer served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. None of the members of the Compensation Committee was a Company employee in 2002 or was formerly a Company officer.

Director Compensation

        In 2002, directors who were not employees or officers of the Company received: (i) an annual grant of options to purchase 20,000 Common Shares; (ii) options to purchase 1,000 Common Shares and a cash payment of $1,000 for each board meeting attended in person or options to purchase 500 Common Shares and a cash payment of $500 for each board meeting attended by telephone; and (iii) an annual retainer of $12,000. In addition, for Board Committee service: (i) each Committee chairman received an annual grant of options to purchase 5,000 Common Shares, a cash payment of $2,000 for each committee meeting attended in person and a cash payment of $1,000 for each committee meeting attended by telephone; and (ii) other Committee members received an annual grant of options to purchase 2,500 Common Shares, a cash payment of $1,000 for each committee meeting attended in person and a cash payment of $500 for each committee meeting attended by telephone. The annual option grant for committee service and the board and committee per-meeting cash compensation features were added in June 2002. All options granted have an exercise price equal to the fair market value of a Common Share on the date of grant. Directors were also reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Mr. Schwartz did not receive compensation for service as a director.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by its chief executive officer, four other executive officers who were serving as executive officers at the end of fiscal 2002 and two of the Company's former executive officers (together, the "Named Executive Officers") during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Theodore G. Schwartz Chairman and Chief Executive Officer	2002 2001 2000	5,265 122,086 312,000	(1) (1)	0 0 0		150,000 0 0	1,685 6,054 5,872	(2) (2) (2)
Daniel S. Hicks Senior Vice President, Relationship Management	2002 2001 2000	214,200 212,316 196,415		112,327 66,746 15,300	(3) (3)	39,500 0 15,000	57,471 57,342 339,202	(4) (4) (4)
David J. LaBonte Senior Vice President, Operations	2002 2001 2000	240,401 235,016 217,708		32,000 5,875 17,626		21,625 16,000 15,000	50,086 58,286 175,554	(5) (5) (5)
Marc T. Tanenberg Senior Vice President, Chief Financial Officer & Treasurer	2002 2001	250,000 81,731	(7)	37,000 62,630	(8)	32,000 200,000	7,096 2,551	(6) (6)
Linda R. Witte Senior Vice President, General Counsel & Secretary	2002 2001 2000	230,000 230,000 227,692		32,000 7,666 73,000	(10)	25,000 35,000 25,000	7,908 5,774 1,887	(9) (9) (9)
Peter M. Leger Former Chief Executive Officer	2002 2001 2000	0 208,009 500,000	(12)	0 200,000 275,000	(13) (14)	0 0 0	525,000 348,990 1,524	(11) (11) (11)
John L. Gray Former Senior Vice President	2002 2001 2000	0 167,073 275,000	(16)	0 0 65,000		0 50,000 0	304,903 154,874 707	(15) (15) (15)

(1)
Mr. Schwartz was elected as Chairman and Chief Executive Officer on May 1, 2001. After his election as Chief Executive Officer, Mr. Schwartz indicated his desire to be compensated at a nominal amount. Mr. Schwartz had been paid $122,086 for his services as Chairman from January 1, 2001, through May 1, 2001, and as Chairman and Chief Executive Officer from May 1, 2001 through May 11, 2001, based on his prior salary of $312,000. Mr. Schwartz's compensation for 2003 is discussed below in the Compensation Committee Report on Executive Compensation.

(2)
For 2002, 2001 and 2000, represents $1,685, $1,595 and $1,192, respectively, for group life insurance premiums paid by the Company, and for 2001 and 2000, $4,459 and $4,680, respectively, for contributions by the Company on behalf of Mr. Schwartz to the Company's retirement plans.

(3)
For 2002, represents $25,490 bonus under the Company's Management Incentive Plan; for 2002 and 2001, represents $86,837 and $66,746, respectively, for special bonuses due to Mr. Hicks' success in generating business.

(4)
For 2002, 2001 and 2000, represents $614, $612 and $338, respectively, for group life insurance premiums paid by the Company; for 2002 and 2001, represents $9,426 and $8,931 for contributions by the Company on behalf of Mr. Hicks to the Company's retirement plans; for 2002 and 2001, represents $28,489 in each year for relocation mortgage subsidies and $18,941 and $19,310, respectively, as gross-ups for resulting taxes incurred; for 2000, represents $195,185 in relocation expenses and mortgage subsidies and $143,679 as a gross-up for resulting taxes incurred.

(5)
For 2002, 2001 and 2000, represents $1,595, $1,330 and $1,157, respectively, for group life insurance premiums paid by the Company, and $6,419, $8,576 and $3,266, respectively, for contributions by the Company on behalf of Mr. LaBonte to the Company's retirement plans; for 2002 and 2001, represents $28,821 in each year for relocation mortgage subsidies and $13,250 and $19,558, respectively, as gross-ups for resulting taxes incurred; for 2000, represents $95,825 for relocation expenses and mortgage subsidies and $75,306 as a gross-up for resulting taxes incurred.

(6)
For 2002 and 2001, represents $1,596 and $532, respectively for group life insurance premiums paid by the Company, and $5,500 and $2,019, respectively, for contributions by the Company on behalf of Mr. Tanenberg to the Company's retirement plans.

(7)
Mr. Tanenberg joined the Company in August 2001.

(8)
Represents guaranteed bonus pursuant to Mr. Tanenberg's employment agreement.

(9)
For 2002, 2001 and 2000, represents $1,458, $960 and $825, respectively, for group life insurance premiums paid by the Company, and $6,450, $4,814 and $1,062, respectively, for contributions by the Company on behalf of Ms. Witte to the Company's retirement plans.

(10)
Represents $33,000 bonus under the Company's Management Incentive Plan and $40,000 one-time bonus pursuant to Ms. Witte's employment agreement.

(11)
For 2002 and 2001, represents $525,000 and $343,269 respectively, in severance payments; for 2001 and 2000, represents $927 and $1,380, respectively, for group life insurance premiums paid by the Company; for 2001 and 2000, represents $4,794 and $144, respectively, for contributions by the Company on behalf of Mr. Leger to the Company's retirement plans.

(12)
Mr. Leger resigned from the Company effective May 1, 2001.

(13)
Represents bonus paid in January 2001 pursuant to an amendment to Mr. Leger's employment agreement.

(14)
Represents guaranteed bonus pursuant to Mr. Leger's employment agreement.

(15)
For 2002 and 2001, represents $304,903 and $152,596, respectively, in severance payments; for 2001 and 2000, represents $423 and $707, respectively, for group life insurance premiums paid by the Company; for 2001, represents $1,855 for contributions by the Company on behalf of Mr. Gray to the Company's retirement plans.

(16)
Mr. Gray resigned from the Company effective July 3, 2001.

Option Grants in Last Fiscal Year

        The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal 2002.

Option Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year(2)
Name				Exercise Price ($/Sh)	Expiration Date(3)	5% ($)	10% ($)
Theodore G. Schwartz	150,000	(4)	8.5	2.465	12/9/12	232,534	589,286
Daniel S. Hicks	11,500 16,000 12,000		0.6 0.9 0.7	3.570 2.555 2.895	8/1/12 2/4/12 1/24/12	25,819 25,709 21,848	65,431 65,152 55,367
David J. LaBonte	13,500 8,125		0.8 0.5	3.570 2.895	8/1/12 1/24/12	30,310 14,793	76,810 37,488
Marc T. Tanenberg	16,000 16,000		0.9 0.9	3.570 2.895	8/1/12 1/24/12	35,922 29,130	91,035 73,822
Linda R. Witte	13,000 12,000		0.7 0.7	3.570 2.895	8/1/12 1/24/12	29,187 21,848	73,966 55,367
Peter M. Leger	0		0	—	—	0	0
John L. Gray	0		0	—	—	0	0

(1)
The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares thereby acquired are sold on the last day of the option term for the appreciated stock price.

(2)
Based on options for a total of 1,774,237 Common Shares granted to employees, including the Named Executive Officers, in 2002.

(3)
Subject to acceleration in the event of certain employment terminations or a change in control of the Company or, for options granted on January 25, 2002, on the fifth business day following the last day of any month during which the fair market value of the Company's Common Shares averages at least $7.00, options are not exercisable during the first twelve months from the date the options are granted, but thereafter become exercisable at the rate of 25% of the total shares subject to the option on and after the first day of each anniversary of the date on which option was awarded. The term of each option is 10 years.

(4)
Option grant pursuant to December 2002 Compensation Committee action described in more detail below in the Compensation Committee Report on Executive Compensation.

Aggregate Fiscal Year-End Option Values

        The following table provides information regarding the exercisable and unexercisable stock options held by the Named Executive Officers as of December 29, 2002, the last day of fiscal 2002. No Named Executive Officer exercised options in fiscal 2002.

Aggregate Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore G. Schwartz	0	150,000	0	0
Daniel S. Hicks	106,000	98,500	0	0
David J. LaBonte	111,380	91,245	0	0
Marc T. Tanenberg	50,000	182,000	0	0
Linda R. Witte	48,750	86,250	0	0
Peter M. Leger	0	0	0	0
John L. Gray	0	0	0	0

(1)
Value is calculated by subtracting the exercise price per share from the fair market value at December 27, 2002, the last trading day in fiscal 2002, of $2.34 per share, and multiplying by the number of shares subject to the stock options.

Employment and Separation Agreements

        The Company entered into employment and relocation agreements in December 1999 with Messrs. Hicks and LaBonte, each of which provided for payment to the respective executive of certain relocation costs, including a five-year mortgage subsidy equal to 100%, 75% and 50%, respectively, of the difference between the total monthly mortgage payments on his new and prior homes for the first three years, the fourth year and the fifth year. The Company entered into employment agreements with Mr. Tanenberg in August 2001 and with Ms. Witte in April 1999. The agreements with Messrs. Hicks, LaBonte and Tanenberg and Ms. Witte each provided for eligibility for bonuses under the Company's Management Incentive Plan and options to purchase Common Shares, severance payments in the amount of twelve months of base salary in the event of termination of employment other than for cause, and non-competition and confidentiality commitments on the part of the executive.

        Effective May 1, 2001, Mr. Leger resigned from the Company. Under the separation agreement signed in May 2001, the Company agreed to make periodic payments to Mr. Leger totaling $1,050,000 for a period of twenty-four months, subject to acceleration in the event of a change of control as defined therein. Effective July 3, 2001, Mr. Gray resigned from the Company. Under the separation agreement signed in July 2001, the Company agreed to make periodic payments to Mr. Gray totaling $467,500 over a period of eighteen months. The employment agreements with Mr. Leger and Mr. Gray contained non-competition commitments which continue for twenty-four months beyond termination and confidentiality commitments which continue indefinitely.

Employment Security Agreements

        In March 2000, the Company adopted a "double trigger" severance plan in which Company Senior Vice Presidents, Group Vice Presidents and Vice Presidents participate. The plan provides that following a change in control, severance will be payable upon termination of the executive's employment within one year after the change in control either by the Company other than for cause or by the executive for good reason. Pursuant to the plan each Senior Vice President, Group Vice President or Vice President is a party to an Employment Security Agreement which serves to confer the benefits contemplated by the plan. Each of Messrs. Hicks, LaBonte and Tanenberg and Ms. Witte is entitled to severance in an amount equal to eighteen months salary plus target bonus under the Management Incentive Plan under his or her Employment Security Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy and Overall Objectives

        The Compensation Committee administers the Company's executive compensation program. The Compensation Committee is composed of independent directors responsible for the oversight of all elements of compensation for the Company's executive officers. The Compensation Committee has furnished this report on executive compensation for fiscal year 2002.

        The industry sector in which the Company operates is highly competitive. The Company intends that its compensation programs be both market competitive and effective in supporting the Company's business strategy and the execution of tactical and strategic initiatives. The Company retains independent compensation consultants to provide objective and expert advice on various plan design issues.

        The executive compensation program consists of base pay, annual performance-based cash incentives, and long-term performance-based equity incentives, all of which are designed to reward executives for superior Company performance and the creation of shareholder value. The Compensation Committee believes that a true pay-for-performance culture based on accountability and linkage to business objectives is critical for future business success.

        The Company's practice is to target total compensation levels for the Company's executives at above average levels. A range between the 50th percentile and 75th percentile of total compensation of surveyed companies is generally targeted.

Executive Compensation Components

        The Company's executive compensation program consists of three key components that collectively help the Company attract, retain and motivate key executive talent. The components balance short- and long-term perspectives, decision-making, and actions. Each component is set forth below.

  Base Salary

        Base salaries of executive officers are targeted to be competitive relative to companies in the customer relationship management, outsourcing, and other comparable industries. In determining salaries, the Compensation Committee also takes into account individual experience and performance.

  Annual Incentives

        Management Incentive Plan.    Incentive opportunities are designed around a strategic mix of corporate and individual performance objectives. All corporate and individual targets are directly linked to the Company's annual business and financial plan. The financial targets are based on revenue and earnings per share goals that are reviewed and approved by the Board of Directors annually. Individual performance goals are set within three categories: individual objectives, customer satisfaction and execution consistent with the Company's core values. The employee and his or her manager meet on an annual basis to establish and review individual goals aligned with the Company's business plan.

  Long-Term Incentives

        Incentive Stock Plan.    The purpose of the plan is to attract and retain highly qualified individuals and to motivate them to maximize shareholder value. The Committee believes that options to acquire Common Shares of the Company serve this purpose. Participation in the Incentive Plan is limited to executive officers and key employees who the Compensation Committee has determined to be key contributors to the future growth and profitability of the Company. The exercise price of options awarded under the plan is equal to the fair market value of the Company's Common Shares on the date of grant, thus rewarding the recipient only if the Company's Common Share price appreciates above the price on the date of grant. Options granted under the plan after March 2000 vest in equal installments over a four-year period. Option grants may include special features—for instance, a grant in early 2002 provided for an acceleration of vesting if the fair market value of the Company's Common Shares averages at least $7.00 for any calendar month. In addition, the Incentive Plan provides for partial stock option vesting upon a change in control in certain circumstances.

        The Company has adopted stock option grant guidelines that provide option grant opportunities for management employees at the director level and above, as well as certain individually selected key employees. These guidelines are based on competitive industry practice. Under the guidelines, plan participants are eligible for periodic grants based on their responsibilities, individual performance and contribution to the Company.

        In 2002, the Compensation Committee granted a total of 1,774,237 options to 395 employees.

Chief Executive Officer Compensation

        In 2002, Mr. Schwartz received salary in a nominal amount in accordance with the compensation structure effective May 11, 2001. In December 2002, the Compensation Committee completed a reevaluation of Mr. Schwartz's compensation. Following its review of a competitive analysis of compensation practices for chief executive officers and recommendations by an independent compensation consultant, the Compensation Committee approved a revised compensation arrangement for Mr. Schwartz consistent with competitive market practices in the industry and reflective of the Company's improved performance since Mr. Schwartz resumed his role as chief executive officer. Under the new arrangement, Mr. Schwartz was granted an option for 150,000 Common Shares, receives an annual salary of $450,000 and is eligible for bonuses under the Company's Management Incentive Plan. Mr. Schwartz's eligibility and potential award under the Management Incentive Plan includes threshold, target and distinguished bonus levels of, respectively, 15%, 60% and 120% of salary, and will be solely based on the Company's performance against annual financial performance measures: revenue and earnings per share.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is specifically exempt from the deduction limit. The Compensation Committee does not believe that any compensation that is to be paid by the Company in the foreseeable future will be limited by Section 162(m).

Respectfully submitted,

COMPENSATION COMMITTEE
Thomas M. Collins, Chairman John W. Gerdelman Paul G. Yovovich

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the cumulative total shareholder return on the Company's Common Shares for the period beginning December 26, 1997, and ending December 27, 2002, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of: Aegis Communications Group, Inc., Convergys Corp., ICT Group, Inc., RMH Teleservices Inc., Sitel Corp., Sykes Enterprises, Inc., Telespectrum Worldwide, Inc., Teletech Holdings, Inc., and West Corporation. Techteam Global, Inc. (formerly known as National Techteam, Inc.), included in the Peer Group in prior years, was deleted from the Peer Group this year because its business is concentrated on markets not directly competitive with the Company's business. The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 in each of the Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

$250
$200
$150
$100
$50
$0
12/26/97
12/31/98
12/31/99
12/28/00
12/28/01
12/27/02
APAC Customer Services, Inc.
S&P 500 Stocks
Self-Determined Peer Group

	12/26/97	12/31/98	12/31/99	12/28/00	12/28/01	12/27/02
APAC Customer Services, Inc.	$100.00	$ 28.30	$105.10	$ 25.70	$ 18.80	$ 17.00
S&P 500 Stocks	100.00	183.80	162.00	149.20	131.60	100.80
Self-Determined Peer Group	100.00	111.10	190.60	178.40	158.40	71.70

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Audit Fees.    The aggregate fees billed (or expected to be billed) for professional services rendered by the independent auditors for the audit of the Company's financial statements for fiscal year 2002 included in the Company's Annual Report on Form 10-K and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2002 were $220,000.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed for professional services rendered by the independent auditors with respect to designing or implementing a hardware or software system.

        All Other Fees.    The aggregate fees billed (or expected to be billed) for services rendered by the independent auditors and not described under "Audit Fees" for fiscal year 2002 were $478,067. This includes $410,807 for tax related services, $40,920 for accounting and internal control related consultation services, $15,840 for compensation consulting and $10,500 for audit of the Company's retirement plans. It is also expected that in the event the Company is successful in obtaining certain enterprise zone credits, it will be billed for additional fees in the amount of $200,000.

        Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditors.    In February 2003, the Audit Committee adopted a policy governing services performed by the Company's independent auditors, which requires Audit Committee pre-approval of all audit and non-audit services to be provided by the Company's independent auditors, sets forth non-audit services which may not be performed by the Company's independent auditors and provides for regular review by the Audit Committee of the services performed by the Company's independent auditors and their fees.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee met and held discussions with management and Deloitte & Touche LLP, the Company's independent auditors for 2002. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management and Deloitte & Touche the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002. The Committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

        Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended. The Committee has discussed the independence of Deloitte & Touche with members of the firm.

        Based upon the review and discussion referred to above and the review of Deloitte & Touche's report to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
Paul G. Yovovich, Chairman Thomas M. Collins John W. Gerdelman

INDEPENDENT AUDITORS

        As recommended by the Audit Committee, on June 17, 2002, the Board of Directors dismissed Arthur Andersen LLP as the Company's independent public auditors and engaged Deloitte & Touche LLP to serve as the Company's independent public auditors for 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for the Company's 2000 and 2001 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's 2000 and 2001 fiscal years and the subsequent interim period through June 17, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no "reportable events", as defined in Item 304(a)(1)(v) of SEC Regulation S-K. The Company provided Arthur Andersen with a copy of the foregoing disclosures and obtained a letter from Arthur Andersen stating its agreement with such statements.

        During the Company's 2000 and 2001 fiscal years and the subsequent interim period through June 17, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter that was the subject of a disagreement with Arthur Andersen on a "reportable event", as defined in Item 304(a)(1)(iv) of SEC Regulation S-K.

        The Audit Committee has retained Deloitte & Touche to serve as the Company's independent public accountants for 2003. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, where they will be available to make a statement and respond to appropriate questions.

CERTAIN TRANSACTIONS

        The Company paid $46,902 in 2002 to Form + Function Consulting, Inc., ("Form+Function"), of which Mr. Bernard is Chief Executive Officer, for consulting services under a Professional Services Agreement executed by Form+Function and the Company in February 2002. Under an October 2001 Affiliate Alliance Agreement between the Company and Form+Function, the Company will pay a commission to Form+Function over an eighteen-month period beginning in the second fiscal quarter of 2003 at a rate of 2.25% of the net revenue generated from a new client program which began in March 2002, in connection with related services performed for the Company by Form+Function. In 2002, the Company reimbursed TCS Group, L.L.C. ("TCS Group") $77,746, the actual cost to TCS Group of sporting event tickets and related catering services used by the Company. TCS Group is wholly-owned by Mr. Schwartz and his wife. The Company owns $250,000 in shares of 2001 Development Corporation, a community-oriented economic development company in Cedar Rapids, Iowa, of which Mr. Collins is the President. As share ownership in 2001 Development Corporation is limited to corporations doing business in Cedar Rapids, Mr. Collins owns no interest in 2001 Development Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, its directors, and persons who own more than ten percent of the Company's outstanding Common Shares report their beneficial ownership and changes in their beneficial ownership of the Company's equity securities by filing reports with the Securities and Exchange Commission. During 2002, to the Company's knowledge, its officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained from the Company's website at www.apaccustomerservices.com, or by writing to APAC Customer Services, Inc., Six Parkway North, Deerfield, Illinois 60015, Attention: Marc T. Tanenberg, Chief Financial Officer.

MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

        The rules of the Securities and Exchange Commission permit companies to provide a single copy of an annual report and proxy statement to households in which more than one shareholder resides ("Householding"). Shareholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company's Proxy Statement and Annual Report to Shareholders unless they have affirmatively objected to the Householding notice.

        Shareholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling Investor Relations for the Company at: Investor Relations, APAC Customer Services, Inc., Six Parkway North, Deerfield, IL 60015 or 800-776-2722. For future annual meetings, a shareholder may request separate annual reports or proxy statements, or may request the Householding of such materials, by contacting the Company as noted above.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

        A shareholder who intends to present a proposal at the 2004 Annual Meeting and who wishes to have the proposal included in the Company's proxy statement for that meeting must deliver the proposal to the Secretary. All proposals must be received by the Secretary at the Company's principal executive office, Six Parkway North, Deerfield, Illinois 60015, no later than December 26, 2003, and must satisfy the applicable rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

        A shareholder who intends to nominate a candidate for director or to present a proposal that is a proper subject for consideration at the 2004 Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, must provide written timely notice to the Secretary in accordance with the Company's Bylaws. To be timely, such notice must be delivered to the Secretary at the Company's principal executive offices between February 7, 2004 and March 8, 2004. However, if the date of the 2004 Annual Meeting is before May 7, 2004, or after August 5, 2004, the notice must be delivered to the Secretary at the Company's principal executive office not more than 120 days prior to the 2004 Annual Meeting and not less than the later of 90 days prior to the 2004 Annual Meeting or 10 days following the day on which the Company first publicly announces the date of the 2004 Annual Meeting. The notice must describe certain information regarding the nominee and the shareholder giving the notice, including information such as name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders submitted in accordance with the procedures set forth above.

OTHER MATTERS TO COME BEFORE THE MEETING

        The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors

Linda R. Witte Secretary
Date: April 24, 2003

APAC Customer Services, Inc.

Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Shareholders on June 6, 2003

        The undersigned hereby appoints Theodore G. Schwartz and Marc T. Tanenberg, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of APAC Customer Services, Inc. which the undersigned has the power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of APAC Customer Services, Inc. to be held on June 6, 2003, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named on the reverse side.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

/*\            FOLD AND DETACH HERE            /*\

APAC CUSTOMER SERVICES, INC.    JUNE 6, 2003

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ☒

[					]
The Board of Directors Recommends a Vote "FOR" the listed nominees.
	For All	Withhold All	For All Except
1. Election of Directors: Nominees	☐	☐	☐
01—Robert F. Bernard
02—Thomas M. Collins				Nominee(s) Excepted
03—John W. Gerdelman
04—Theodore G. Schwartz
05—Paul G. Yovovich
				Mark this box if you have made changes to your name or address details.	☐

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

				Signature	Date

				Signature	Date
/*\ FOLD AND DETACH HERE /*\

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

COMMON SHARES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
MULTIPLE SHAREHOLDERS SHARING AN ADDRESS
PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING
OTHER MATTERS TO COME BEFORE THE MEETING